May 18, 2000



Mr. Ray Dudley

Dudley, Hopton-Jones, Sims & Freeman PLLP
P.O. Box 1566
Birmingham, Al  35201-1566

Dear Sirs,

The firm of Dudley, Hopton-Jones, Sims & Freeman PLLP has provided professional services and has been the auditors of record for Tapistron since 1995. We have enjoyed working with A. Jackson Knight on our tax and accounting matters over the past years.

As our Company has grown and developed, we have the need to consider how we can best continue to receive outstanding professional service. Therefore, we need to inform you that we will engage another accounting firm to provide tax and accounting services for the interim and year ending July 2000. We request that your firm make all records available to the succeeding CPA firm and endeavor to make the transition as smooth as possible.

Please find enclosed a copy of our 8-K which will be filed Monday May 22, 2000.

Sincerely,

TAPISTRON INTERNATIONAL, INC.
The Audit Committee



/s/ Mr. Jack Godfrey
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    Mr. Jack Godfrey


/s/ Mr. Henry Christopher
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    Mr. Henry Christopher